 EXHIBIT 21

DANA HOLDING CORPORATION

Consolidated Subsidiaries as of December 31, 2011*

Name of Company	Incorporation

C.A. Danaven	Venezuela
D.E.H. Holdings SARL	Luxembourg
Dana (Deutschland) Grundstuckverwaltung GmbH	Germany
Dana (Wuxi) Technology Co. Ltd.	China
Dana Argentina S.A.	Argentina
Dana Australia (Holdings) Pty. Ltd.	Australia
Dana Australia Pty. Ltd.	Australia
Dana Austria GmbH	Austria
Dana Automocion, S.A.	Spain
Dana Automotive Aftermarket, Inc.	Delaware
Dana Automotive Systems Group, LLC	Ohio
Dana Belgium BVBA	Belgium
Dana Brazil Holdings I LLC	Virginia
Dana Canada Corporation	Canada
Dana Canada Holding Company	Canada
Dana Canada LP	Canada
Dana Comercializadora, S. de R.L. de C.V.	Mexico
Dana Commercial Vehicle Manufacturing, LLC	Ohio
Dana Commercial Vehicle Products, LLC	Ohio
Dana Companies, LLC	Virginia
Dana de México Corporacion, S. de R.L. de C.V.	Mexico
Dana Driveshaft Manufacturing, LLC	Ohio
Dana Driveshaft Products, LLC	Ohio
Dana Ejes S.A. de C.V.	Mexico
Dana Equipamentos Ltda.	Brazil
Dana Europe Financing (Ireland) Limited	Ireland
Dana Europe SA	Switzerland
Dana Financial Services Ireland Limited	Ireland
Dana Global Products, Inc.	Michigan
Dana GmbH	Germany
Dana Heavy Axle Mexico S.A. de C.V.	Mexico
Dana Heavy Vehicle Systems Group, LLC	Ohio
Dana Holding GmbH	Germany
Dana Holdings Mexico S. de R.L. de C.V.	Mexico
Dana Holdings SRL	Argentina
Dana Hungary kft	Hungary
Dana India Private Limited	India
Dana India Technical Centre Private Limited	India
Dana Industrias Ltda.	Brazil
Dana International Luxembourg S.a.r.l.	Luxembourg
Dana Investment GmbH	Germany

Name of Company	Incorporation

Dana Italia, SpA	Italy
Dana Japan, Ltd.	Japan
Dana Korea Co. Ltd.	Republic of Korea
Dana Light Axle Manufacturing, LLC	Ohio
Dana Light Axle Products, LLC	Ohio
Dana Limited	Ohio
Dana Management (Shanghai) Co., Ltd.	China
Dana Mauritius Limited	Mauritius
Dana Off-Highway Hong Kong Holding Limited	Hong Kong
Dana Off Highway Products, LLC	Ohio
Dana Russia Holdings, Inc.	Delaware
Dana San Luis S.A.	Argentina
Dana SAS	France
Dana Sealing Manufacturing, LLC	Ohio
Dana Sealing Products, LLC	Ohio
Dana Spicer (Thailand) Limited	Thailand
Dana Spicer Europe Limited	United Kingdom
Dana Spicer Industria e Comercio Antopeca Ltda.	Brazil
Dana Structural Manufacturing, LLC	Ohio
Dana Structural Products, LLC	Ohio
Dana Thermal Products, LLC	Ohio
Dana UK Automotive Limited	United Kingdom
Dana UK Automotive Systems Limited	United Kingdom
Dana UK Axles Limited	United Kingdom
Dana UK Driveshaft Limited	United Kingdom
Dana World Trade Corporation	Delaware
Fujian Spicer Drivetrain System Co., Ltd.	China
Gearmax (Pty) Ltd.	South Africa
Industria de Ejes y Transmissiones S.A.	Colombia
Nippon Reinz Co. Ltd.	Japan
Reinz-Dichtungs-GmbH	Germany
ROC Spicer Investment Co., Ltd.	British Virgin Islands
ROC Spicer, Ltd.	Taiwan
Spicer Axle Australia Pty Ltd	Australia
Spicer Ayra Cardan, S.A.	Spain
Spicer Ejes Pesados S.A.	Argentina
Spicer France S.A.S.	France
Spicer Gelenkwellenbau GmbH	Germany
Spicer Heavy Axle & Brake, Inc.	Michigan
Spicer India Limited	India
Spicer Nordiska Kardan AB	Sweden
Spicer Off-Highway Belgium N.V.	Belgium
Tai-Ya Investment (HK) Co., Ltd.	Hong Kong
Taiguang Investment (BVI) Co., Ltd.	British Virgin Islands
Taiguang Investment (HK) Co., Ltd.	Hong Kong
Taiguang Investment Co. Ltd	Taiwan

Name of Company	Incorporation
Taijie Investment Co. Ltd	Taiwan
Taiyang Investment Co. Ltd	Taiwan
Talesol S.A.	Uruguay
Tecnologia de Mocion Controlada S.A. de C.V.	Mexico
Thermal Products France SAS	France
Transejes Transmissiones Homocineticas de Columbia SA.	Columbia
Tuboauto, C.A.	Venezuela
Victor Reinz India Private Limited	India
Victor Reinz Valve Seals, L.L.C.	Indiana
Wrenford Insurance Company Limited	Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.